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                                  EXHIBIT 23.2



                       CONSENT OF INDEPENDENT AUDITORS




    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 1995, with respect to the consolidated financial statements of Neuromed, Inc. included in the Current Report (Form 8-K) dated March 31, 1995 of Quest Medical, Inc. and our report dated February 24, 1995 with respect to the consolidated financial statements of Quest Medical, Inc. incorporated by reference in the Quest Medical, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1994.



                                        ERNST & YOUNG  LLP


Dallas, Texas
February 14, 1996